Consent of Independent Registered Public Accounting Firm

AGL Resources Inc. Retirement Savings Plus Plan
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-154965, 333-86983, and 333-26961) of AGL Resources Inc. of our report dated June 25, 2015, relating to the financial statements and supplemental schedules of AGL Resources Inc. Retirement Savings Plus Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP
Atlanta, Georgia

June 25, 2015